EXHIBIT 4.13

OMNIBUS AMENDMENT

This OMINIBUS AMENDMENT, dated as of March 31, 2003 (this “Amendment”) is made among World Financial Network National Bank (“WFN”), as Servicer; WFN Credit Company, LLC (“WFN Credit”), as Transferor; World Financial Network Credit Card Master Trust (the “Issuer”); and BNY Midwest Trust Company (“BNY Midwest”), as Trustee of the Issuer and as Indenture Trustee under the Master Indenture (as defined below) to (i) the Transfer and Servicing Agreement, dated as of August 1, 2001 (as further amended from time to time, the “Transfer Agreement”), among WFN Credit, as Transferor, WFN, as Servicer and the Issuer; (ii) the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001 (as further amended from time to time, the “Pooling Agreement”), among WFN, as Servicer, WFN Credit as Transferor and BNY Midwest, as Trustee; (iii) the Series Supplements for the Series 1996-B Certificates and the Series 2003-VFC Certificates (as amended from time to time, the “Series Supplements”), each among the parties to the Pooling Agreement; (iv) the Master Indenture, dated as of August 1, 2001 (as further amended from time to time, the “Master Indenture”), between the Issuer and BNY Midwest, as Indenture Trustee; and (v) the Indenture Supplements for the 2001-A Notes, the 2002-A Notes and the 2002-VFN Notes (as amended from time to time, the “Indenture Supplements” and together with the Transfer Agreement, the Pooling Agreement, the Series Supplements and the Master Indenture, the “Agreements”), each among the parties to the Master Indenture.  Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Master Indenture or, if not defined therein, in the Pooling Agreement.

Background

A.  The parties hereto have entered into the Agreements to finance the purchase of Receivables by the Issuer from WFN Credit and by the Transferor from WFN.

B.  The parties hereto wish to amend the Agreements to recharacterize amounts due on Receivables that are attributable to fraudulent or counterfeit charges.

C.  The parties hereto are willing to agree to such amendments, all as set out in this Amendment.

Agreement

1.             Amendment of the Transfer Agreement.  Section 3.9(a) of the Transfer Agreement is hereby amended by deleting the words “which was discovered as having been created through a fraudulent or counterfeit charge” from the second sentence thereof and inserting in place of such deleted words the phrase “constituting an Excess Fraud Receivable”.

2.        Amendment of the Pooling Agreement.

(a)       The definition of “Defaulted Receivable” set forth in Section 1.1 of the Pooling Agreement is hereby amended in its entirety to read as follows:

“Defaulted Receivable” means, as to any date of determination, all Principal Receivables in any Account which are charged off (i) as uncollectible or (ii) as having been created through a fraudulent or counterfeit charge (but excluding Excess Fraud Receivables), in each case, on that date in accordance with the Credit Card Guidelines and Servicer’s customary and usual servicing procedures for servicing open end credit card account receivables comparable to the Receivables. A Principal Receivable in any Account shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off in accordance with the Credit Card Guidelines.

(b)   The following definition is added to Section 1.1 of the Pooling Agreement in the appropriate alphabetical location:

“Excess Fraud Receivables” means, as to any Monthly Period, all Receivables which are discovered as having been created through a fraudulent or counterfeit charge, to the extent that the total amount of Receivables as to which such discovery is made during such Monthly Period exceeds 0.05% of the total outstanding Receivables as of the end of the prior Monthly Period; provided, that if the Servicer has the ability to track Principal Receivables and Finance Charge Receivables created through fraudulent or counterfeit charges separately, then “Excess Fraud Receivables” shall mean, as to any Monthly Period, all Principal Receivables which are discovered as having been created through a fraudulent or counterfeit charge, to the extent that the total amount of Principal Receivables as to which such discovery is made during such Monthly Period exceeds 0.05% of the total outstanding Principal Receivables as of the end of the prior Monthly Period.

(c)   Section 3.9(a) of the Pooling Agreement is hereby amended by deleting the words “which was discovered as having been created through a fraudulent or counterfeit charge” from the second sentence thereof and inserting in place of such deleted words the phrase “constituting an Excess Fraud Receivable”.

3.       Amendment of Annex A to the Master Indenture.  The definition of “Defaulted Receivable” set forth in Annex A to the Master Indenture is hereby amended in its entirety to read as follows, and the additional definition set forth below is added in its appropriate alphabetical location:

“Defaulted Receivable” means, as to any date of determination, all Principal Receivables in any Account which are charged off (i) as uncollectible or (ii) as having been created through a fraudulent or counterfeit charge (but excluding Excess Fraud Receivables), in each case, on that date in accordance with the Credit Card Guidelines and Servicer’s customary and usual servicing procedures for servicing open end credit card account receivables comparable to the Receivables. A Principal Receivable in any Account shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off in accordance with the Credit Card Guidelines.

“Excess Fraud Receivables” means, as to any Monthly Period, all Receivables which are discovered as having been created through a fraudulent or counterfeit charge, to the extent that the total amount of Receivables as to which such discovery is made during such Monthly Period exceeds 0.05% of the total outstanding Receivables as of the end of the prior Monthly Period; provided, that if the Servicer has the ability to track Principal Receivables and Finance Charge Receivables created through fraudulent or counterfeit charges separately, then “Excess Fraud Receivables” shall mean, as to any Monthly Period, all Principal Receivables which are discovered as having been created through a fraudulent or counterfeit charge, to the extent that the total amount of Principal Receivables as to which such discovery is made during such Monthly Period exceeds 0.05% of the total outstanding Principal Receivables as of the end of the prior Monthly Period; provided further that the amount of Excess Fraud Receivables shall be deemed to be zero for any Monthly Period falling after the following Series of Notes have been paid in full: the Series 2001-A Notes, the Series 2002-A Notes and each other Series of Notes (if any) the Indenture Supplement for which requires the definition of Excess Fraud Receivables to remain in effect, without giving effect to this proviso.

4.       Amendment to the Indenture Supplements and the Series Supplements.  The definition of “Dilution” set forth in Section 2.1 of each of the Indenture Supplements and Section 2 of each of the Series Supplements is hereby amended by (i) deleting the words “unauthorized charge, fraudulent or counterfeit charge” from clause (a) thereof and (ii) by adding the words “because such Receivable is an Excess Fraud Receivable or” at the end of clause (b) thereof.

5.             Binding Effect; Ratification. (a)  This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)           On and after the execution and delivery hereof,  this Amendment shall be a part of each Agreement and each reference in any Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to any such Agreement shall mean and be a reference to such Agreement as amended hereby.

(c)           Except as expressly amended hereby, each Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

6.             Miscellaneous. (a)  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(b)           Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)           This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL
BANK, as Servicer

By:  /s/ Daniel T. Groomes
Name:  Daniel T. Groomes
Title:  President

WFN CREDIT COMPANY, LLC, as Transferor

By:   /s/ Daniel T. Groomes
Name:  Daniel T. Groomes
Title:  President

BNY MIDWEST TRUST COMPANY, as Trustee
and as Indenture Trustee

By:  /s/ Eric A. Lindahl

                                Name:  Eric A. Lindahl

                                Title:  Vice President

WORLD FINANCIAL NETWORK CREDIT
CARD MASTER NOTE TRUST, as Issuer

By: Chase Manhattan Bank USA, National
Association,

not in its individual capacity, but solely as Owner
Trustee on behalf of Issuer

By:  /s/ Daniel T. Groomes

                                Name:  Daniel T. Groomes

                                Title:  President

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